EXHIBIT 23.2

                         CONSENT OF S.R. SNODGRASS, A.C.

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in this  Registration  Statement on
Form S-8 of Sistersville Bancorp, Inc. of our report dated April 23, 1998, with respect to the consolidated financial statements of Sistersville Bancorp, Inc. and subsidiary as of March 31, 1998 and 1997, which report is incorporated by reference in the Annual Report on Form 10-KSB filed by Sistersville Bancorp, Inc. for the year ended March 31, 1998.


                                               /s/S.R. SNODGRASS, A.C.
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                                               S.R. SNODGRASS, A.C.

Wheeling, West Virginia
March 11, 1999